UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2018

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

520 Newport Center Drive Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of C. Allen Bradley, Director
On August 14, 2018, C. Allen Bradley was appointed as a Class I director of Acacia Research Corporation (the “Company”) to serve until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors of the Company (the “Board”) has determined that Mr. Bradley is an independent director under applicable U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq rules. The Board has also determined that Mr. Bradley satisfies the independence criteria for Audit Committee members, as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Mr. Bradley will serve as a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
Mr. Bradley will receive the standard compensation for his services at the same level as other non-employee directors of the Company, as described in our Proxy Statement on Schedule 14A filed with the SEC on May 3, 2018. Mr. Bradley has entered into an indemnification agreement with the Company (the “Indemnification Agreement”), which requires the Company to indemnify Mr. Bradley to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which will be filed with the SEC as an exhibit to the Company's Form 10-Q for the quarter ended September 30, 2018.
There is no arrangement or understanding between Mr. Bradley and any other persons or entities pursuant to which he was elected as a director. There have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Bradley, or any member of his immediate family, had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.
Appointment of Marc Booth, Chief Intellectual Property Officer
On August 13, 2018, Marc W. Booth was appointed Chief Intellectual Property Officer of the Company. Mr. Booth, age 61, has over 10 years of experience in patent analysis and licensing in areas such as semiconductor, telecommunications, consumer electronics and medical devices.
Mr. Booth was previously the Executive Vice President, General Manager of Acacia Research Group, LLC, the Company’s primary operating subsidiary (“ARG” and together with the Company, “Acacia”) from 2013 to 2017. He joined the Acacia in 2006 as Vice President.
Prior to joining Acacia, Mr. Booth’s career in design and development included positions as Senior Director Engineering of Powerwave Technologies; Vice President Engineering and Chief Technology Officer of Comarco Wireless Technologies and Vice President Engineering, Sony Corporation. Mr. Booth began his engineering career as a Masters Fellow at Hughes Aircraft Co. Display Systems Division. Mr. Booth holds a Bachelor of Science in Physics from the University of California Riverside and a Master of Science in Electrical Engineering from the University of Southern California.
Mr. Booth has entered into an Employment Agreement with ARG (the “Employment Agreement). Pursuant to the terms of the Employment Agreement, Mr. Booth will receive an annual salary of $250,000 and will be eligible to receive an annual bonus to be determined by the Board in accordance with annual performance objectives established by the Board on an annual basis. Either the Company or Mr. Booth may terminate his employment upon 30 days’ written notice.
Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company and there are currently no proposed transactions with the Company, in which the amount involved exceeds

$120,000 and in which Mr. Booth had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Booth and any other person pursuant to which Mr. Booth was selected as an officer of the Company. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Booth, on the one hand, and any of the Company’s directors or executive officers, on the other hand.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is filed hereto as Exhibit 10.1.
Termination of Clayton J. Haynes, Chief Financial Officer, Senior Vice President of Finance and Treasurer
Effective as of August 10, 2018, ARG and Clayton J. Haynes entered into a Separation Agreement and General Release of Claims (the “Haynes Agreement”) in furtherance of his termination as Chief Financial Officer, Senior Vice President of Finance and Treasurer. Pursuant to the Haynes Agreement, Mr. Haynes is entitled to receive (i) earned but unpaid salary, (ii) accrued but unused vacation time and floating holiday benefits, (iii) one-month salary in lieu of notice of termination, (iv) a one-time lump sum payment of $618,000, (iv) payment by the Company of the premiums charged for COBRA coverage for him and his eligible dependents for a period not to exceed 18 months, and (v) 67,948 shares of restricted common stock of the Company. Mr. Haynes’ existing equity awards and profits interests in the Company’s majority owned subsidiary will remain outstanding pursuant to their terms. Mr. Haynes will receive the foregoing payments and benefits provided he does not revoke the Haynes Agreement or his release of claims in favor of the Company included therein.

The Company and Mr. Haynes also entered into a Consulting Agreement (the “Haynes Consulting Agreement”) pursuant to which Mr. Haynes will provide consulting services to the Company for an initial term ending on January 1, 2019, and thereafter on a month-to-month basis until the agreement is terminated, in exchange for payments of $10,000 per month.

The foregoing descriptions of the Haynes Agreement and the Haynes Consulting Agreement do not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete texts of the Haynes Agreement, which is filed hereto as Exhibit 10.2, and the Haynes Consulting Agreement, which is filed hereto as Exhibit 10.3.
Termination of Edward J. Treska, Executive Vice President, General Counsel and Secretary
Effective as of August 10, 2018, ARG and Edward J. Treska entered into a Separation Agreement and General Release of Claims (the “Treska Agreement”) in furtherance of his termination as Executive Vice President, General Counsel and Secretary. Pursuant to the Treska Agreement, Mr. Treska is entitled to receive (i) earned but unpaid salary, (ii) accrued but unused vacation time and floating holiday benefits, (iii) one-month salary in lieu of notice of termination, (iv) a one-time lump sum payment of $660,000, (iv) payment by the Company of the premiums charged for COBRA coverage for him and his eligible dependents for a period not to exceed 18 months, and (v) 67,948 shares of restricted common stock of the Company. Mr. Treska’s existing equity awards and profits interests in the Company’s majority owned subsidiary will remain outstanding pursuant to their terms. Mr. Treska will receive the foregoing payments and benefits provided he does not revoke the Treska Agreement or his release of claims in favor of the Company included therein.

The Company and Mr. Treska also entered into a Consulting Agreement (the “Treska Consulting Agreement”) pursuant to which Mr. Treska will provide consulting services to the Company for an initial term ending on January 1, 2019 in exchange for payments of $25,000 per month, and thereafter on a month-to-month basis until the agreement is terminated in exchange for payments of $15,000 per month. Mr. Treska will continue to receive a bonus pursuant to the Company’s 2018 Executive Compensation Program, as set forth in the Treska Consulting Agreement.

The foregoing descriptions of the Treska Agreement and the Treska Consulting Agreement do not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete texts of the Treska Agreement, which is filed hereto as Exhibit 10.4, and the Treska Consulting Agreement, which is filed hereto as Exhibit 10.5.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective August 13, 2018, by and between Acacia Research Group, LLC and Marc Booth.
10.2	Separation Agreement and General Release of Claims, effective August 10, 2018, by and between Acacia Research Group, LLC and Clayton J. Haynes.
10.3	Consulting Agreement, effective August 10, 2018, by and between Acacia Research Corporation and Clayton J. Haynes.
10.4	Separation Agreement and General Release of Claims, effective August 10, 2018, by and between Acacia Research Group, LLC and Edward J. Treska.
10.5	Consulting Agreement, effective August 10, 2018, by and between Acacia Research Corporation and Edward J. Treska.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION
Date: August 16, 2018                /s/ Mark W. Booth
Chief Intellectual Property Officer